Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 22, 2024 relating to the financial statements of Adumo RF (Pty) Ltd. appearing in Lesaka Technologies, Inc.'s Proxy Statement dated August 2, 2024.

/s/ Deloitte & Touche
Johannesburg, South Africa

November 26, 2024